Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated May 24, 2024, with respect to the consolidated financial statements of Deckers Outdoor Corporation and subsidiaries, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP
Los Angeles, California
September 27, 2024